EXHIBIT 23.1


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

     We consent to the use in this Registration Statement of Westcon Group, Inc. on Form S-1 of our report with respect to Weston Group, Inc. dated January 11, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

     Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Westcon Group, Inc., listed in Item 16(b) of part II of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Deloitte & Touche LLP
Stamford, Connecticut
January 12, 2001